Exhibit 10.14

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

SECOND AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of March 23, 2021 by COMPASS GROUP DIVERSIFIED HOLDINGS LLC, a Delaware limited liability company (the “Obligor”), and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Obligations (defined below).

RECITALS

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement (as amended, modified, supplemented, increased, extended, restated, refinanced and replaced from time to time, the “Credit Agreement”) dated as of the date hereof among the Obligor, as Borrower, the Lenders identified therein and the Administrative Agent, the Lenders have agreed to make Loans and the L/C Issuers have agreed to issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect from time to time in the State of New York except as such terms may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply (the “UCC”): Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Security Entitlement, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(b) In addition, the following terms shall have the meanings set forth below: “Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement, naming the Obligor as licensor, granting any right under any Copyright.

“Copyrights” means (i) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (ii) all renewals thereof.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to the Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (i) all letters patent of the United States or any other country and all reissues and extensions thereof, and (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” means, with respect to the Obligor, (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary that is directly owned by the Obligor and (ii) 66% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary, in each case that is directly owned by the Obligor, including the Equity Interests of the Subsidiaries owned by the Obligor as set forth on Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(A) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(B) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of the Obligor.

“Pledged Notes” means (i) all promissory notes listed on Schedule 2(l), (ii) all other promissory notes at any time issued to or held by the Borrower evidencing Intercompany Debt, and (iii) all other promissory notes at any time issued to or held by the Borrower other than (A) promissory notes issued in connection with extensions of trade credit by the Borrower in the ordinary course of business and (B) any individual promissory note which is less than $25,000 in principal amount, to the extent the promissory notes excluded pursuant to the foregoing clauses (A) and (B) do not exceed an aggregate amount of $250,000 for all such promissory notes so excluded.

“Trademark License” means any agreement, written or oral, providing for the grant by or to the Obligor of any right to use any Trademark.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (ii) all renewals thereof.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the Obligor hereby grants to the Administrative Agent, for the benefit of the holders of the Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of the Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Money; (c) all Chattel Paper; (d) those certain Commercial Tort Claims set forth on Schedule 2(d) hereto; (e) all Copyrights; (f) all Copyright Licenses; (g) all Deposit Accounts; (h) all Documents; (i) all Equipment; (j) all Fixtures; (k) all General Intangibles; (l) all Instruments, including the Pledged Notes; (m) all Inventory; (n) all Investment Property, including the Pledged Equity; (o) all Letter-of-Credit Rights; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; and (w) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to (a) Excluded Property and (b) any lease, license, contract or other agreement (other than Intercompany Debt Documents) of the Obligor if the grant of a security interest in such lease, license, contract or other agreement in the manner contemplated by this Agreement is prohibited under the terms of such lease, license, contract or other agreement or under applicable Law or would result in default thereunder, the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter the Obligor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation described in the foregoing clause (b) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such lease, license, contract or other agreement or applicable Law to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such lease, license, contract or other agreement shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

The Obligor and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3. Representations and Warranties. The Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Obligations, that:

(a) Ownership. The Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of the Obligor.

(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Obligations, in the Collateral of the Obligor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments. With respect to any Collateral consisting of a Deposit Account, Security Entitlement or held in a Securities Account, upon execution and delivery by the Obligor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

(d) Equipment and Inventory. With respect to any Equipment and/or Inventory of the Obligor, the Obligor has exclusive possession and control of such Equipment and Inventory of the Obligor except for (i) Equipment leased by the Obligor as a lessee or (ii) Equipment or Inventory in transit with common carriers. No Inventory of the Obligor is held by a Person other than the Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(e) Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the warrants, options or other rights to purchase of any Person, or equityholder, voting trust or similar agreements outstanding with respect to, or property that is convertible, into, or that requires the issuance and sale of, any of the Pledged Equity, except to the extent expressly permitted under the Loan Documents.

(f) No Other Equity Interests, Instruments, Etc. As of the Closing Date, (i) the Obligor does not own any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder other than as set forth on Schedule 1 hereto, and all such certificated Equity Interests have been delivered to the Administrative Agent and (ii) the Obligor does not hold any Instruments that are required to be pledged and delivered to the Administrative Agent hereunder other than as set forth on Schedule 2(l) hereto, and all such Instruments have been delivered to the Administrative Agent.

(g) Partnership and Limited Liability Company Interests. Except as previously disclosed to the Administrative Agent in writing, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(h) Contracts; Agreements; Licenses. The Obligor has no material contracts, agreements or licenses which are non-assignable by their terms, or as a matter of law, or which prevent the granting of a security interest therein, other than (i) the Management Fee Agreement, (ii) agreements (including share purchase agreements, registration rights agreements and subscription agreements) with Affiliates of the Obligor relating to the purchase by such Affiliates of Equity Interests in the Trust and (iii) such other agreements, if any, entered into on or after the date hereof with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

(i) Consents; Etc. There are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict (x) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (y) the perfection of such Lien or (z) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by Laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, if any, and (vi) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of the Obligor), is required for (A) the grant by the Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by the Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the holders of the Obligations of the rights and remedies provided for in this Agreement.

(j) Commercial Tort Claims. As of the Closing Date, the Obligor has no Commercial Tort Claims seeking damages in excess of $100,000 other than as set forth on Schedule 2 hereto.

4. Covenants. The Obligor covenants that until the Facility Termination Date has occurred, the Obligor shall:

(a) Instruments/Chattel Paper/Pledged Equity/Control.

(i) Deliver to the Administrative Agent all Pledged Notes, duly endorsed in a manner satisfactory to the Administrative Agent, and ensure that each other Instrument of the Obligor is either in the possession of the Obligor at all times or, if requested by the Administrative Agent during the existence of an Event of Default, is delivered to the Administrative Agent duly endorsed in a manner satisfactory to the Administrative Agent.

(ii) If any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Tangible Chattel Paper or Document is either in the possession of the Obligor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner satisfactory to the Administrative Agent. The Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii) Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of the Obligor, all certificates and instruments constituting Pledged Equity. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by the Obligor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) hereto.

(iii) Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Deposit Accounts, (B) Investment Property, (C) Letter-of-Credit Rights and (D) Electronic Chattel Paper.

(b) Filing of Financing Statements, Notices, etc. The Obligor shall execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(c)(i), (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(c)(ii) hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(c)(iii) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, the Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as the Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of the Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the Facility Termination Date has occurred. The Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to the Obligor wherever the Administrative Agent may in its sole discretion desire to file the same.

(c) Collateral Held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of the Obligor and the Administrative Agent so requests (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use reasonable best efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(d) Commercial Tort Claims. (i) Promptly forward to the Administrative Agent an updated Schedule 2 listing any and all Commercial Tort Claims by or in favor of the Obligor seeking damages in excess of $100,000 and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of the Obligor.

(e) Books and Records. Mark its books and records to reflect the security interest granted pursuant to this Agreement.

(f) Nature of Collateral. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(g) Issuance or Acquisition of Equity Interests in Partnership or Limited Liability Company. Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

5. Authorization to File Financing Statements. The Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning)

6. Advances. On failure of the Obligor to perform any of the covenants and agreements contained herein subject to any applicable cure periods, the Administrative Agent may, at its sole option and in its sole discretion upon prompt notice to the Obligor, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Obligor promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the Default Rate (provided that failure to provide prompt notice as aforesaid shall not affect the validity and authorization of such performance by the Administrative Agent as provided in this Section). No such performance of any covenant or agreement by the Administrative Agent on behalf of the Obligor, and no such advance or expenditure therefor, shall relieve the Obligor of any Default or Event of Default. Subject to the foregoing, the Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligor, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligor to assemble and make available to the Administrative Agent at the expense of the Obligor any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any

Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which the Obligor hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). The Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, the Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Obligor in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, the Obligor hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b) Remedies relating to Accounts. During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) the Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce the Obligor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify the Obligor’s customers and account debtors that the Accounts of the Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of the Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Obligations in the Accounts. The Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that the Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the holders of the Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, during the continuation of an Event of Default, (A) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (B) upon the Administrative Agent’s request and at the expense of the Obligor, the Obligor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (C) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c) Deposit Accounts. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts maintained with the Administrative Agent.

(d) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligor without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligor for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the holders of the Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of the Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Obligations may have.

(f) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

(g) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Obligations are legally entitled, the Obligor shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Obligor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto. Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Obligations, the obligations of the Obligor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state Law).

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, the Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Obligations, and each of its designees or agents, as attorney-in-fact of the Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to the Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of the Obligor on behalf of and in the name of the Obligor, or securing, or relating to such Collateral;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Facility Termination Date has occurred. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligor shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligor. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, the Obligor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of Obligations be obligated in any manner to perform any of the obligations of the Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Voting and Payment Rights in Respect of the Pledged Equity.

(i) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the Borrower of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 8(e)(ii), the Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of the Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii) During the continuance of an Event of Default, and upon prior written notice to the Obligor in accordance with Section 8(e)(i), (A) all rights of the Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of the Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by the Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Obligations.

(f) Releases of Collateral. (i) If any Collateral shall be sold, transferred or otherwise disposed of by the Obligor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral. (ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

9. Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Obligations in Money or its equivalent, will be applied in reduction of the Obligations in the order set forth in Section 8.03 of the Credit Agreement.

10. Continuing Agreement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

11. Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.01 of the Credit Agreement; provided that any update or revision to Schedule 2(d) hereof delivered by the Obligor shall not constitute an amendment for purposes of this Section 11 or Section 10.01 of the Credit Agreement.

12. Successors in Interest. This Agreement shall be binding upon the Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Obligations and their successors and permitted assigns.

13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 10.02 of the Credit Agreement.

14. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Subject to Section 10.17 of the Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile and .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.

15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 10.14 and 10.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18. Entirety. This Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

19. Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by the Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Administrative Agent or the holders of the Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Obligations.

20. Amendment and Restatement. The parties hereto agree that, automatically, without further action by any party hereto, that certain Amended and Restated Security Agreement dated as of April 18, 2018, among the Obligor and the Administrative Agent (the “Existing Security Agreement”) shall be deemed amended, superseded and restated in its entirety by this Agreement. All indebtedness, obligations, liabilities and liens created by the Existing Security Agreement shall continue unimpaired and in full force and effect, as amended and restated in this Agreement. This Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Security Agreement, and this Agreement evidences the obligations of the Grantors under the Existing Security Agreement as continued and amended and restated hereby. All references in the other Loan Documents to the Existing Security Agreement shall be deemed to refer without further amendment to this Agreement.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Second Amended and Restated Security and Pledge Agreement to be duly executed and delivered as of the date first above written.

OBLIGOR:	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham
	Name:	Ryan J. Faulkingham
	Title:	Chief Financial Officer

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

SECOND AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Tiffany Lin
Name:	Tiffany Lin
Title:	Assistant Vice President

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

SECOND AMENDED & RESTATED SECURITY AND PLEDGE AGREEMENT

SCHEDULE 1

PLEDGED EQUITY

Issuer	Name of Company	Number of Shares/Units	Class of Interests	Percentage of Outstanding Shares of Same Class	Certificate Number(s)

Compass Group Diversified Holdings LLC	Compass AC Holdings, Inc.	[***]	Class A Common Stock	[***]%	A-14

Compass Group Diversified Holdings LLC	Compass AC Holdings, Inc.	[***]	Class B Common Stock	[***]%	B-10

Compass Group Diversified Holdings LLC	Liberty Safe Holding Corporation	[***]	Common Stock	[***]%	1 and 7

Compass Group Diversified Holdings LLC	EBP Lifestyle Brands Holdings, Inc.	[***]	Common Stock	[***]%	1

Compass Group Diversified Holdings LLC	AMTAC Holdings, LLC	[***]	Class A Units	[***]%	N/A

Compass Group Diversified Holdings LLC	SternoCandleLamp Holdings, Inc.	[***]	Common	[***]%	C-1

Compass Group Diversified Holdings LLC	5.11 ABR Corp	45,375,400	Common	97.60%	CS-01

Compass Group Diversified Holdings LLC	FFI Compass, Inc.	[***]	Common	[***]%	1

Compass Group Diversified Holdings LLC	CBCP Products, LLC	[***]	Common Stock	[***]%	N/A

Compass Group Diversified Holdings LLC	Wheelhouse Holdings Inc.	[***]	Preferred Stock	[***]%	PS-1

Compass Group Diversified Holdings LLC	Wheelhouse Holdings Inc.	[***]	Common Stock	[***]%	CS-1

Compass Group Diversified Holdings LLC	Boa Holdings Inc.	[***]	Common Stock	[***]%	1

SCHEDULE 2(d)

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 2(l)

PLEDGED NOTES

1. Third Amended and Restated Promissory Note dated April 15, 2016 by Advanced Circuits, Inc. in favor of Compass Group Diversified Holdings LLC in the original principal amount of $[***].

2. Amended and Restated Promissory Note dated March 18, 2016 by Liberty Safe and Security Products, Inc. and Gable 5, Inc., in favor of Compass Group Diversified Holdings LLC in the original principal amount of $[***].

3. Second Amended and Restated Promissory Note dated June 9, 2016 by The ERGO Baby Carrier, Inc. and ERGO Baby Intermediate Holding Corporation, Inc., in favor of Compass Group Diversified Holdings LLC in the original principal amount of $[***].

4. Promissory Note dated March 5, 2012 by Arnold Magnetic Technologies Corporation and Arnold Magnetic Technologies Holdings Corporation in favor of Compass Group Diversified Holdings LLC in the original principal amount of $[***].

5. Fourth Amended and Restated Promissory Note dated October 10, 2018 by Sterno Products, LLC and The Sterno Group LLC in favor of Compass Group Diversified Holdings LLC in the original principal amount of $[***].

6. Second Amended and Restated Promissory Note dated June 22, 2018 by 5.11, Inc. and 5.11 TA, Inc., in favor of Compass Group Diversified Holdings LLC in the original principal amount of $126,000,000.

7. Promissory Note dated February 15, 2018 by Foam Fabricators, Inc. and Foam Fab, Inc., in favor of Compass Group Diversified Holdings LLC in the original principal amount of $[***].

8. Amended and Restated Promissory Note dated September 4, 2018 by Crosman Corporation, Velocity Outdoor, Inc., and Ravin Crossbows, LLC in favor of Compass Group Diversified Holdings LLC in the original principal amount of $[***].

9. Promissory Note dated October 16, 2020 by Reel Holding Corp. and BOA Technology, Inc. in favor of Compass Group Diversified Holdings LLC in the original principal amount of $[***].

10. Promissory Note dated April 20, 2020 by Marucci Sports, LLC in favor of Compass Group Diversified Holdings LLC in the original principal amount of $[***].

EXHIBIT 4(a)

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following equity interests of                              , a                      corporation:

No. of Shares	Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such equity interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

By:
Name:
Title:

EXHIBIT 4(c)(i)

NOTICE OF

GRANT OF SECURITY INTEREST IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Second Amended and Restated Security and Pledge Agreement dated as of March 23, 2021 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and between the Obligor party thereto (the “Obligor”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the holders of the Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the copyrights and copyright applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(c)(ii)

NOTICE OF

GRANT OF SECURITY INTEREST IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Second Amended and Restated Security and Pledge Agreement dated as of March 23, 2021 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and between the Obligor party thereto (the “Obligor”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the holders of the Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the patents and patent applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours, [Obligor]

By:
Name: Title:

Acknowledged and Accepted: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: Title:

EXHIBIT 4(c)(iii)

NOTICE OF

GRANT OF SECURITY INTEREST IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Second Amended and Restated Security and Pledge Agreement dated as of March 23, 2021 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and between the Obligor party thereto (the “Obligor”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the holders of the Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the trademarks and trademark applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours, [Obligor]

By:
Name: Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: Title: